UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

The Dow Chemical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of Principal Executive Offices)	(Zip Code)

(989) 636-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The Securities and Exchange Commission recently amended Item 10 of Regulation S-K to address the use of non-GAAP financial measures. In anticipation of the filing of future registration statements that incorporate by reference financial information from filings made by Dow with the Commission prior to the effective date of this amendment to Item 10, Dow is filing this Current Report on Form 8-K solely for the purpose of conforming certain information included in its prior filings to the new requirements of Item 10 of Regulation S-K.

Dow’s Annual Report on Form 10-K for the year ended December 31, 2002 and its Current Report on Form 8-K dated January 30, 2003 contained a non-GAAP financial measure – Earnings Before Interest, Income Tax and Minority Interests (“EBIT”). In those reports, the most directly comparable GAAP financial measure was provided and reconciled to EBIT. EBIT is used by Dow’s management to measure the financial performance of its global business units and for reporting the results of its operating segments. EBIT includes all operating items relating to the businesses. It excludes items that principally apply to Dow as a whole. EBIT for Dow as a whole measures the aggregate performance of the business units. Dow believes EBIT is useful to help investors assess the results of Dow’s business operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

Date: June 20, 2003	By:	/s/ FRANK H. BROD
Frank H. Brod Vice President and Controller